                        SEPARATION AGREEMENT AND RELEASE

         This Separation Agreement and Release ("Agreement") is given by M. Wayne Boylston ("Employee") in consideration of the commitments made to Employee by Thoratec Corporation ("Thoratec"), all of which commitments are set forth in this document.

         WHEREAS, Employee has been an employee of Thoratec since July 16, 2001.

         WHEREAS, in connection with his duties at Thoratec he has served as an officer of Thoratec and an officer and director of Thoratec's subsidiary International Technidyne Corporation and Thoratec Europe Limited.

         WHEREAS, the parties wish to ensure an orderly departure and amicable resolution of all possible claims or disputes between them arising from the Employee's resignation from Thoratec and its subsidiaries.

         THEREFORE, the parties mutually agree as follows:

I. Employee hereby resigns from his positions as (i) Senior Vice President, Chief Financial Officer and Secretary of Thoratec, (ii) Vice President, Chief Financial Officer and director of International Technidyne Corporation, (iii) a director of Thoratec Europe Limited and from all other offices or directorships of Thoratec and (iv) any of its subsidiaries, effective as of December 17, 2004 ("Separation Date").

II. Employee acknowledges, and Thoratec agrees, that Employee will receive payment within three (3) days after the Separation Date for all earned and unpaid salary, plus all accrued and unused vacation (equivalent to twenty two thousand one hundred ninety-seven dollars ($22,197). Employee and Thoratec acknowledge and agree that no deferred salary remains payable to Employee, and that there is no agreement to defer payment of any future salary to which Employee may be entitled.

III. Thoratec agrees to pay Employee two hundred fifty six thousand five hundred dollars ($256,500) (equivalent to twelve (12) months of Employee's salary with Thoratec). This payment will be made in a lump sum, on the next regular payroll date following the eighth day after Thoratec receives a fully-executed original of this Agreement, provided that Employee has not timely revoked this Agreement and provided further that such payment shall be made in no event earlier than the first scheduled Thoratec payroll in January 2005.

IV. Thoratec further agrees to pay the cost of six months of Employee's mortgage differential as outlined in his offer letter, dated June 10, 2001. This amount (one thousand nine hundred eighty six dollars and thirty six cents ($1,986.36) per month) equates to eleven thousand nine hundred eighteen dollars and sixteen cents ($11,918.16) to be paid in a lump sum. This payment will be made no earlier than the eighth day after Thoratec receives a fully-executed original of this Agreement, provided that Employee has not timely revoked this Agreement and provided further that such payment shall be made in no event earlier than the first scheduled Thoratec payroll in January 2005.

V. Thoratec further agrees to pay the cost of Employee's COBRA premiums for the first twelve (12) months of his COBRA eligibility. This amount (nine hundred sixty three dollars and eighty seven cents ($963.87) per month for medical coverage and one hundred nineteen dollars and fifty four cents ($119.54) per month for dental coverage) equates to thirteen thousand dollars and ninety two cents ($13,000.92) to be paid in a lump sum. This payment will be made on the eighth day after Thoratec receives a fully-executed original of this Agreement, provided that Employee has not timely revoked this Agreement and provided further that such payment shall be made in no event earlier than the first scheduled Thoratec payroll in January 2005.

VI. Thoratec further agrees to pay Employee his 2004 Executive Incentive Plan bonus payment, to be paid in a lump sum, upon final determination of all individual and corporate bonus objectives in February 2005, and no earlier than the eighth day after Thoratec has received a fully-executed original of this Agreement, provided that Employee has not timely revoked this Agreement. For the purposes of such payment, Thoratec represents that Employee has achieved one hundred percent (100%) of his individual bonus objectives for 2004 (representing half of the total objectives constituting Employee's 2004 bonus objectives). The remaining corporate bonus objectives will be determined in February 2005 in strict accordance with Thoratec's achievement of such financial goals as set forth in the 2004 Executive Incentive Plan.

VII. Thoratec further agrees to pay the cost of out-placement and other professional services not to exceed an aggregate amount of twenty seven thousand five hundred dollars ($27,500). This payment will be made directly to the appropriate vendor(s) who are approved in advance by Thoratec (in Thoratec's sole and absolute discretion) upon receipt of invoicing, provided (i) such services are rendered within six (6) months from the Separation Date and (ii) that Employee timely executes and does not revoke this Agreement.

VIII. If Employee fails to sign and return the original of this Agreement to Thoratec, or revokes this Agreement, within the time periods provided, Employee will not be entitled to any of the payments set forth in Paragraphs III through VII above.

IX. In consideration for the payments and benefits provided in Paragraphs III through VII above, Employee, for himself and for each of his representatives, heirs, successors and assigns, does hereby release, acquit and forever discharge Thoratec and its parent companies, affiliates, subsidiaries, divisions and related companies, and the past, present and future employees, agents, attorneys, officers, directors, shareholders, partners, heirs, executors, administrators, insurers, successors, and assigns (all hereinafter "Releasees") from and against any and all claims, rights, demands, actions, obligations, liabilities and causes of action, whether asserted or unasserted, of any and every kind, nature and character whatsoever, known or unknown, that he may now have or has ever had against Releasees, or any of them, including but not limited to those arising from or in any way connected with or related to Employee's employment by Releasees, or any of them, the termination of that employment, the prior lack of such employment; or any claims or demands related to salary, bonuses, commissions, stock, stock options, or any other ownership interests, vacation pay, fringe benefits, expense reimbursements, severance pay, or any other form of compensation; or any claims of discrimination, harassment or retaliation, including but not limited to claims arising under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, as amended, the Older Workers Benefit Protection Act, the Fair Labor Standards Act, the Consolidated Omnibus Budget Reconciliation Act, the Americans with Disabilities Act, the California Fair Employment and Housing Act, and any claims arising under any federal, state or local law, and all acts or omissions of Releasees, or any of them, whatsoever heretofore occurring or arising.

         Employee acknowledges that the consideration given for the waiver and release in the preceding paragraph is in addition to anything of value to which he was already entitled.

         A. Employee understands and agrees that this Agreement is a full and final release covering all known and unknown and unanticipated injuries, debts, claims or damages to him that have arisen or may have arisen from any matters, acts, omissions or dealings released in this Paragraph IX. Therefore, as to these matters released above, Employee hereby expressly waives and relinquishes any and all rights or benefits that he may now have, or in the future may have under the terms of California Civil Code Section 1542 and any similar law of any state or territory of the United States. Said section provides as follows:

                  "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

                  Employee acknowledges that he is aware that he may hereafter discover facts in addition to, or different from, those which he now knows or believes to be true, but it is his intention hereby, fully and finally and forever, to settle and to release any and all matters, disputes and differences, known or unknown, suspected or unsuspected, that do now exist, may exist or heretofore have existed with respect to those matters described in this Paragraph IX.

         B. Except as otherwise provided by law, Employee agrees that he will not file, refile, or prosecute any claim, charge, grievance, complaint or action for monetary damages, before any local, state or federal court, arbitrator, or administrative agency, board or tribunal concerning any matter which was or could have been raised in connection with any matter released in this Paragraph IX. Employee further agrees, except as otherwise provided by law, to promptly dismiss or withdraw with prejudice any charges, claims or complaints regarding any matter released in this Paragraph IX.

         C. Also in consideration for the payments and benefits provided in Paragraphs III through VII above, Employee agrees that the existence of, reasons for and terms of this Agreement will be held by him in the strictest confidence and will not be disclosed by him, directly or indirectly, to any person or entity, including but not limited to past, current or future Thoratec employees, except that Employee may disclose the settlement of his claims and this Agreement as required by law and to his spouse, tax advisors and attorneys on the condition that they agree to hold the terms of this Agreement in strictest confidence and that Employee agrees to accept responsibility for any breach of confidentiality by those individuals. Employee specifically agrees that he will not disclose that he has received the payments or benefits described in Paragraphs III through VII or that he received from Releasees any payment, money, compensation, property or expense reimbursement in any form or sum whatsoever relating to the settlement of any matter described in Paragraph IX or otherwise. In response to a question about any such matter, Employee may only state that "the matter has been resolved," unless otherwise required by law. Thoratec's obligations under this Agreement are contingent on Employee complying with this confidentiality provision as well as all of Employee's other obligations under this Agreement. Notwithstanding the foregoing, once this Agreement has been filed by Thoratec with the Securities and Exchange Commission, Employee may disclose or refer to any of the provisions hereof but only to the extent of describing any such provision and not to the extent it would otherwise derogate from his confidentiality obligations set forth in this Paragraph IX.

         D. "The parties expressly agree and acknowledge that, notwithstanding anything in this Agreement to the contrary, this release and waiver does not include any or all claims, rights, demands, actions, obligations, liabilities, and/or causes of action that Employee, or each of his representatives, heirs, successors and assigns, may now have or have ever had against the Releasees for contribution, indemnification, or under California Corporate Code Sections 204(a)(10) and 309(c) arising out of or related to any and all actions and/or claims brought against Employee by any third party related to his employment with Thoratec or any of its subsidiaries or related companies."

         E. As of the date of this Agreement, Thoratec represents and confirms that it is not presently aware of any cause of action or claim it has or may have against Employee for fraud or misconduct under the securities laws of the United States or of any state.

X. Employee agrees that Thoratec has paid or provided him any and all salary, other wages, bonuses, commissions, incentives, vacation pay, severance pay and/or stock options he is owed, and that no such further payments or amounts are owed or will be owed, except as otherwise expressly described in this Agreement or in the Consulting Services Agreement between Employee and Thoratec dated as of the date hereof (the "Consulting Services Agreement").

XI. Employee agrees that he shall be personally responsible for the payment of any and all taxes which may be due on the payments described in Paragraphs III through VII of this Agreement. Employee further acknowledges that Thoratec does not make and has not made any representations regarding the taxability of such payments from Thoratec to Employee, and Employee has not relied on any representations of Thoratec on that subject. Employee further acknowledges and agrees that he will indemnify Thoratec for, and hold Thoratec harmless from, any liability, taxes, penalties, or assessments that Thoratec may incur as a result of any failure by Employee to pay appropriate taxes on the payments received from Thoratec pursuant to Paragraphs III through VII of this Agreement.

XII. Employee agrees to return to Thoratec all Thoratec documents (and all copies thereof) and other Thoratec property that Employee had in his possession at any time, including, but not limited to, files, notes, drawings, records, business plans and forecasts, financial information, specifications, computer-recorded information, tangible property, credit cards, entry cards, identification badges and keys, any materials of any kind that contain or embody any proprietary or confidential information of Thoratec (and all reproductions thereof) on or before the Separation Date except for (a) the Employee's laptop computer furnished by Thoratec and (b) any such documents or other property that the parties mutually agree is required to be retained by Employee for the performance of the services under the Consulting Services Agreement.

XIII. This Agreement is binding on and for the benefit of Employee and Releasees, and their respective heirs, beneficiaries, executors, administrators, successors and assigns, wherever the context requires or admits.

XIV. Employee declares that, prior to his execution and delivery of this Agreement, he had the opportunity to consult legal counsel and he apprised himself of sufficient relevant information, through sources of his own selection, in order that he might intelligently exercise his own judgment in deciding whether to execute it, and in deciding on the contents hereof. Employee further declares that this decision is not predicated on or influenced by any declarations or representations of the persons or entities released or any predecessors in interest, successors, assigns, officers, directors, employees, attorneys, or agents of said entities other than as may be contained in this instrument. Employee represents and warrants that he has the sole right and authority to execute this Agreement and that he has not assigned or transferred, or purported to have assigned or transferred, to any corporation, entity or person, any dispute or claims released herein or any amount of money related hereto.

XV. Employee further agrees that for a period of one (1) year after the Separation Date, Employee will not, except with the advance written approval of Thoratec, voluntarily or involuntarily, for any reason whatsoever, directly or indirectly, individually or on behalf of persons not now parties to this Agreement, or as a partner, founder, stockholder, director, officer, principal, agent, employee or in any other capacity or relationship, for Employee's own account or for the benefit of any other person, encourage, induce, attempt to induce, solicit or attempt to solicit anyone who is employed at that time, or was employed during the previous one (1) year, by Thoratec or any affiliate to leave his or her employment with Thoratec or any of its affiliates.

XVI. Employee expressly states that he has read this Agreement and understands all of its terms, that the preceding paragraphs recite the sole consideration for this Agreement and that all agreements and understandings between the parties are embodied and expressed herein; and that this Agreement contains the entire agreement of the parties with regard to matters covered in it, and supersedes in all respects any other agreements and understandings that may have occurred between Employee and Thoratec, except for the agreements as described in sections XXI and XXII herein below which shall survive this Agreement. This Agreement is executed voluntarily and with full knowledge of its significance.

XVII. If any provision or portion of this Agreement shall be adjudged by a court to be void or unenforceable, the same shall in no way affect any other provision of this Agreement, the application of such provision in any other circumstances, or the validity or enforceability of this Agreement.

XVIII. This Agreement may not be changed or modified, in whole or in part, except by an instrument in writing signed by Employee and an officer of Thoratec.

XIX.     Employee acknowledges his understanding that he may take twenty-one
         (21) days to consider whether he should sign and deliver this Agreement and that he has been advised that he should consult with an attorney, if he decides to do so, prior to executing and delivering this Agreement. Employee further acknowledges that he has seven (7) days following his execution and delivery of this Agreement to revoke this Agreement; and that this Agreement will not be effective until the date upon which the revocation period has expired without a revocation by him of this Agreement, which will be the eighth day after this Agreement is executed by Employee. To revoke acceptance, Employee must send a written notice to Thoratec Corporation, 6035 Stoneridge Drive, Pleasanton, CA 94588, Attn: General Counsel, by 5:00 p.m. on or before the seventh day after Employee signs this Agreement. All time limits set forth herein refer to calendar days unless otherwise specified. If the expiration of any time limit set forth herein falls on a weekend or a holiday observed by Thoratec, the time limit will be deemed to end at the close of business on the next workday.

XX. This Agreement will be deemed to have been entered into and will be construed and enforced in accordance with the laws of the State of California without regard to principles of conflicts of laws. The parties hereby agree to submit to the exclusive jurisdiction of the courts of the State of California and the Federal courts of the United States of America located within the County of Alameda in the State of California for any action to enforce this Agreement. The parties may proceed to protect and enforce its rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any provision contained in this Agreement. If either party brings an action to enforce the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees and costs.

XXI. Employee acknowledges that the Employee's obligations under the Employee Confidential Information and Inventions Agreement between Thoratec and Employee dated August 7, 2001, and attached as EXHIBIT A hereto, are continuing and survive the termination of Employee's employment with Thoratec, except for subsections (iii) and (iv) of section 9 of such agreement, entitled "Non-Solicitation", which shall be deemed to be deleted therefrom and of no further force or effect.

XXII.    For the avoidance of doubt, the obligations of the parties pursuant to
         (a) the Thoratec Corporation Indemnity Agreement executed by Thoratec and Employee dated August 6, 2001 and attached as EXHIBIT B hereto and
         (b) the Consulting Services Agreement shall be continuing and shall survive the execution of this Agreement in accordance with the terms of such agreements.

XXIII. All payments to be made by Thoratec to Employee hereunder shall be reduced by the amount of any customary deductions and any withholding for federal and state taxes as deemed by Thoratec to be required by applicable law. Thoratec will provide notice to Employee of all such deductions and withholdings.

                [THE REST OF THIS PAGE INTENTIONALLY LEFT BLANK]

By:  /s/ M. Wayne Boylston                              Dated: December 17, 2004
   __________________________
        M. Wayne Boylston

THORATEC CORPORATION

By:  /s/ D. Keith Grossman                              Dated: December 17, 2004
   __________________________
        D. Keith Grossman
Its: President and Chief Executive Officer

                              THORATEC CORPORATION
                              INDEMNITY AGREEMENT

         THIS INDEMNITY AGREEMENT (the "Agreement") is made by and between THORATEC CORPORATION, a California corporation (the "Company"), and M. Wayne Boylston, an officer of the Company (the "Indemnitee") as of this 6th day of August 2001.

                                    RECITALS

        A. The Company is aware that competent and experienced persons are increasingly reluctant to serve as directors and officers of corporations unless they are protected by comprehensive liability insurance or indemnification, due to increased exposure to litigation costs and risks resulting from their service to such corporations, and due to the fact that the exposure frequently bears no reasonable relationship to the compensation of such directors or officers.

        B. The statutes and judicial decisions regarding the duties of directors and officers are often difficult to apply, ambiguous, or conflicting, and therefore fail to provide such directors and officers with adequate, reliable knowledge of legal risks to which they are exposed or information regarding the proper course of action to take.

        C. Plaintiffs often seek damages in such large amounts and the costs of litigation may be so enormous (whether or not the case is meritorious), that the defense and/or settlement of such litigation is beyond the personal resources of directors and officers.

        D. The Company believes that it is unfair for its directors and officers to assume the risk of huge judgments and other expenses which may occur in cases in which the director or officer received no personal profit and in cases where the director or officer was not culpable.

        E. The Company recognizes that the issues in controversy in litigation against a director or officer of a corporation such as the Company are often related to the knowledge, motives, and intent of such director or officer, that he or she is usually the only witness with knowledge of the essential facts and exculpating circumstances regarding such matters and that the long period of time which usually elapses before the trial or other disposition of such litigation often extends beyond the time that the director or officer can reasonably recall such matters and may extend beyond the normal time for retirement for such director or officer with the result that he or she, after retirement or in the event of death, his or her spouse, heirs, executors or administrators, may be faced with limited ability and undue hardship in maintaining an adequate defense, which may discourage such a director or officer from serving in that position.

         F. Based upon their experience as business managers, the Board of Directors of the Company (the "Board") has concluded that, to retain and attract talented and experienced individuals to serve as directors and officers of the Company and to encourage such individuals to take the business risks necessary for the success of the Company, it is necessary for the Company to contractually indemnify its directors and officers, and to assume for itself maximum liability for expenses and damages in connection with claims against such directors and officers in connection with their service to the Company, and has further concluded that the failure to provide such contractual indemnification could result in great harm to the Company and the Company's shareholders.

         G. Section 317 of the California Corporations Code (the "Code"), under which the Company is organized ("Section 317"), empowers the Company to indemnify persons who serve, at the request of the Company, as the directors, officers, employees or agents of other corporations or enterprises, and expressly provides that the indemnification provided by Section 317 is not exclusive.

         H. The Company desires and has requested the Indemnitee to serve or continue to serve as a director or officer of the Company free from undue concern for claims for damages arising out of or related to such services to the Company.

         I. The Indemnitee is willing to serve, or to continue to serve, the Company, provided that he or she is furnished the indemnity provided for herein.

         THE PARTIES AGREE AS FOLLOWS:

         1. Definitions. As used herein, the following terms shall have the following meanings:

                  (a) Agent. "Agent" of the Company means any persons who is or was a director, officer, employee or other agent of the Company or a Subsidiary (as defined below); or is or was serving at the request of, for the convenience of, or to represent the interests of the Company or a Subsidiary as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise; or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the Company or a Subsidiary or was a director, officer, employee or agent of another enterprise at the request of, for the convenience of, or to represent the interests of such predecessor corporation.

                  (b) Expenses. "Expenses" include all direct and indirect costs of any type or nature whatsoever (including, without limitation, all attorneys' fees and related disbursements, other out-of-pocket costs and reasonable compensation for time spent by the Indemnitee for which he or she is not otherwise compensated by the Company or any third party) actually and reasonably incurred by the Indemnitee in connection with either the investigation, defense or appeal of a proceeding or establishing or enforcing a right to indemnification under this Agreement, Section 317 or otherwise; provided, however, that expenses shall not include any judgments, fines, ERISA excise taxes or penalties or amounts paid in settlement of a proceeding.

                  (c) Proceeding. "Proceeding" means any threatened, pending, or completed action, suit or other proceeding, whether civil, criminal, administrative, investigative or any other type whatsoever.

                  (d) Subsidiary. "Subsidiary" means any corporation of which more than 50% of the outstanding voting securities is owned directly or indirectly by the Company, by the Company and one or more other subsidiaries, or by one or more other subsidiaries.

         2. Agreement to Serve. The Indemnitee agrees to serve and/or continue to serve as a director and/or officer of the Company, at its will, so long as the Indemnitee is duly appointed or elected and qualified in accordance with the applicable provisions of the by-laws of the Company or until such time as the Indemnitee tenders his/her resignation in writing.

         3. Mandatory Indemnification. The Company shall indemnify the Indemnitee, as follows:

                  (a) Third Party Actions. If the Indemnitee is a person who was or is a party or is threatened to be made a party to any Proceeding (other than an action by or in the right of the Company) by reason of the fact that the Indemnitee is or was an Agent of the Company, or by reason of anything done or not done by the Indemnitee in any such capacity, against any and all Expenses and liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) actually and reasonably incurred by the Indemnitee in connection with the investigation, defense, settlement or appeal of such proceeding if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful; and

                  (b) Derivative Actions. If the Indemnitee is a person who was or is a party or is threatened to be made a party to any Proceeding by or in the right of the Company to procure a judgement in its favor by reason of the fact that the Indemnitee is or was an Agent of the Company, or by reason of anything done or not done by the Indemnitee in any such capacity, against any amounts paid in settlement of any such proceeding and all Expenses actually and reasonably incurred by the Indemnitee in connection with The investigation, defense, settlement, or appeal of such proceeding if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company; except that no indemnification under this subsection shall be made in respect of any claim, issue or matter as to which such person shall have been finally adjudged to be liable to the Company by a court of competent jurisdiction due to willful misconduct of a culpable nature in the performance of a duty to the Company unless and only to the extent that the court in which such proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such amounts which the court shall deem proper; and

                  (c) Actions where Indemnitee is Deceased. If the Indemnitee is a person who was or is a party or is threatened to be made a party to any Proceeding by reason of the fact that the Indemnitee is or was an Agent of the Company, or by reason of anything done or not done by the Indemnitee in any such capacity, against any and all Expenses and liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes and penalties, and amounts paid in settlement) actually and reasonably incurred by or for the Indemnitee in connection with the investigation, defense, settlement or appeal of such proceeding if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, prior to, during the pendency or after completion of such proceeding Indemnitee is deceased, except that in a proceeding by or in the right of the Company no indemnification shall be due under the provisions of this subsection in respect of any claim, issue or matter as to winch such person shall have been finally adjudged to be liable to the Company, by a court of competent jurisdiction, due to willful misconduct of a culpable nature in the performance of his duty to the Company, unless and only to the extent that the court in which such proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such amounts which the court shall deem proper.

                  (d) Notwithstanding the foregoing, the Company shall not be obligated to indemnify the Indemnitee for Expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) which have been paid directly to Indemnitee by D&O Insurance.

         4. Partial Indemnification. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any Expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) incurred by the Indemnitee in the investigation, defense, settlement or appeal of a proceeding but not entitled, however, to indemnification for all of the total amount thereof, the Company shall nevertheless indemnify the Indemnitee for that portion thereof to which the Indemnitee is entitled.

         5. Mandatory Advancement of Expenses. Subject to Section 10(a) below, the Company shall advance all Expenses incurred by the Indemnitee in connection with the investigation, defense, settlement or appeal of any proceeding to which the Indemnitee is a party or is threatened to be made a party by reason of the fact that the Indemnitee is or was an Agent of the Company. Indemnitee hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall ultimately be determined pursuant to Section 7 hereof that the Indemnitee is not entitled to be indemnified by the Company as authorized hereby, and such undertaking should be deemed to satisfy the requirements of Section 317(f) of the Code. The advances to be made hereunder shall be paid by the Company to the Indemnitee within 20 days following delivery of a written request therefor by the Indemnitee to the Company.

         6. Notice and Other Indemnification Procedures.

                  (a) Promptly after receipt by the Indemnitee of notice of the commencement of, or the threat of commencement of, any Proceeding, the Indemnitee shall, if the Indemnitee believes that indemnification with respect thereto may be sought from the Company under this Agreement, notify the Company of the commencement or threat of commencement thereof.

                  (b) If, at the time of the receipt of a notice of the commencement of a Proceeding pursuant to Section 6(a) hereof, the Company has D&O Insurance in effect, the Company shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

                  (c) If the Company shall be obligated to pay the Expenses of any Proceeding against the Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of such Proceeding, with counsel approved by the Indemnitee, upon the delivery to the Indemnitee of written notice of its election so to do. After delivery of such notice, approval of such counsel by the Indemnitee and the retention of such counsel by the Company, the Company will not be liable to the Indemnitee under this Agreement for any fees of counsel subsequently incurred by the Indemnitee with respect to the same Proceeding, provided that: (i) the Indemnitee shall have the right to employ his counsel in any such Proceeding at the Indemnitee's expense; and (ii) if
         (A) the employment of counsel by the Indemnitee has been previously authorized by the Company, (B) the Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee in the conduct of any such defense or (C) the Company shall not, in fact, have employed counsel to assume the defense of such Proceeding, the fees and expenses of Indemnitee's counsel shall be at the expense of the Company.

         7. Determination of Right to Indemnification.

                  (a) To the extent the Indemnitee has been successful on the merits or otherwise in defense of any Proceeding referred to in Sections 3(a), 3(b), or 3(c) of this Agreement or in the defense of any claim, issue or matter described therein, the Company shall indemnify the Indemnitee against Expenses actually and reasonably incurred by him/her in connection with the investigation, defense, or appeal of such Proceeding.

                  (b) In the event that Section 7(a) is inapplicable, the Company shall also indemnify the Indemnitee unless, and only to the extent that, the Company shall prove by clear and convincing evidence to a forum listed in Section 8(c) below that the Indemnitee has not met the applicable standard of conduct required to entitle the Indemnitee to such indemnification.

                  (c) The Indemnitee shall be entitled to select the forum in which the validity of the Company's claim under Section 7(b) hereof that the Indemnitee is not entitled to indemnification will be heard from among the following:

                           (1) A quorum of the Board consisting of directors who
                  are not parties to the proceeding for which indemnification is being sought;

                           (2) The shareholders of the Company;

                           (3) Legal counsel selected by the Indemnitee, and
                  reasonably approved by the Board, which counsel shall make such determination in a written opinion; or

                           (4) A panel of three arbitrators, one of whom is
                  selected by the Company, another of whom is selected by the Indemnitee and the last of whom is selected by the first two arbitrators so selected.

                  (d) As soon as practicable, and in no event later than 30 days after written notice of the Indemnitee's choice of forum pursuant to
         Section 7(c) above, the Company shall, at its own expense, submit to the selected forum in such manner as the Indemnitee or the Indemnitee's counsel may reasonably request, its claim that the Indemnitee is not entitled to indemnification; and the Company shall act in the utmost good faith, to assure the Indemnitee a complete opportunity to defend against such claim.

                  (e) If the forum listed in Section 7(c) hereof selected by Indemnitee determines that Indemnitee is entitled to indemnification with respect to a specific Proceeding, such determination shall be final and binding on the Company. If the forum listed in Section 7(c) hereof selected by Indemnitee determines that Indemnitee is not entitled to indemnification with respect to a specific Proceeding, the Indemnitee shall have the right to apply to the court in which that Proceeding is or was pending or any other court of competent jurisdiction, for the purpose of enforcing the Indemnitee's right to indemnification pursuant to this Agreement.

                  (f) Notwithstanding any other provision in this Agreement to the contrary, the Company shall indemnify the Indemnitee against all Expenses incurred by the Indemnitee in connection with any Proceeding under this Section 7 involving the Indemnitee and against all Expenses incurred by the Indemnitee in connection with any other Proceeding between the Company and the Indemnitee involving the interpretation or enforcement of the rights of the Indemnitee under this Agreement unless a court of competent jurisdiction finds that each of the claims and/or defenses of the Indemnitee in any such Proceeding was frivolous or made in bad faith.

         8. Limitation of Actions and Release of Claims. No Proceeding shall be brought and no cause of action shall be asserted by or on behalf of the Company or any Subsidiary against the Indemnitee, Indemnitee's spouse, heirs, estate, executors or administrators after the expiration of one year from the act or omission of the Indemnitee upon which such Proceeding is based; however, in a case where the Indemnitee fraudulently conceals the facts underlying such cause of action, no Proceeding shall be brought and no cause of action shall be asserted after the expiration of one year from the earlier of: (i) the date the Company or any Subsidiary of the Company discovers such facts; or (ii) the date the Company or any Subsidiary of the Company could have discovered such facts by the exercise of reasonable diligence. Any claim or cause of action of the Company or any Subsidiary of the Company, including claims predicated upon the negligent act or omission of the Indemnitee, shall be extinguished and deemed released unless asserted by filing of a legal action within such period. This
Section 8 shall not apply to any cause of action which has accrued on the date hereof and of which the Indemnitee is aware on the date hereof, but as to which the Company has no actual knowledge apart from the Indemnitee's knowledge.

         9. Exceptions. Any other provisions herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

                  (a) Claims Initiated by Indemnitee. To indemnify or advance expenses to the Indemnitee with respect to Proceedings or claims initiated or brought voluntarily by the Indemnitee and not by way of defense, except with respect to Proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law or otherwise as required under Section 317 but such indemnification or advancement of Expenses may be provided by the Company in specific cases if the Board of Directors finds it to be appropriate; or

                  (b) Lack of Good Faith. To indemnify the Indemnitee for any Expenses incurred by the Indemnitee with respect to any Proceeding instituted by the Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by the Indemnitee in such Proceeding was made in bad faith or was frivolous; or

                  (c) Unauthorized Settlements. To indemnify the Indemnitee under this Agreement for any amounts paid in settlement of a Proceeding effected within seven calendar days after delivery by the Indemnitee to the Company of the notice provided for in Section 6(a) hereof, unless the Company consents to such settlement.

         10. Non-exclusivity. The provisions for indemnification and advancement of Expenses set forth in this Agreement shall not be deemed exclusive of any other rights which the Indemnitee may have under any provision of law, the Company's Articles of Incorporation or Bylaws, the vote of the Company's shareholders or disinterested directors, other agreement, or otherwise, both as to action in Indemnitee's official capacity and to action in another capacity while occupying the position as an Agent of the Company, and the Indemnitee's rights hereunder shall continue after the Indemnitee has ceased acting as an Agent of the Company and shall inure to the benefit of the heirs, executors and administrators of the Indemnitee.

         11. Interpretation of Agreement. It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification to the Indemnitee to the fullest extent now or hereafter permitted by law.

         12. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever:
(i) the validity, legality and enforceability of the remaining provisions of the Agreement (including without limitation all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable and to give effect to Section 11 hereof.

         13. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

         14. Successors and Assigns. The terms of this Agreement shall bind, and shall inure to the benefit of, the successors and assigns of the parties hereto.

         15. Notice. All notices, requests, demand and other communications under this Agreement shall be in writing and shall be deemed duly given: (i) if delivered by hand and receipted for by the party addressee; or (ii) if mailed by certified or registered mail with postage prepaid, on the third business day after the mailing date. Address for notice to either party are as shown on the signature pages of this Agreement, or as subsequently modified by written notice.

         16. Governing Law. This Agreement shall be governed exclusively by and construed according to the laws of the State of California, as applied to contracts between California residents entered into and to be performed entirely within California.

         17. Consent to Jurisdiction. The Company and the Indemnitee each hereby irrevocably consent to the jurisdiction of the state and federal courts in the State of California for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be brought only in the state or federal courts in the State of California.

         IN WITNESS WHEREOF the parties hereto have entered into this indemnity Agreement effective as of the date first above written.

                                  THORATEC CORPORATION

                                  By:  /s/ D. Keith Grossman
                                       --------------------------------
                                           D. Keith Grossman

                                  Its: President and Chief Executive Officer

                                  INDEMNITEE:

                                  /s/ M. Wayne Boylston
                                  -------------------------------------
                                  M. Wayne Boylston

                                                     [THORATEC CORPORATION LOGO]

                      EMPLOYEE CONFIDENTIAL INFORMATION AND
                              INVENTIONS AGREEMENT

         In partial consideration and as a condition of my employment or continued employment with Thoratec Corporation, a California corporation (which together with any parent, subsidiary, affiliate, or successor is hereinafter referred to as the "Company" or "Thoratec"), and effective as of the date that my employment with the Company first commenced, I hereby agree as follows:

         1. NONCOMPETITION

                  During my employment with the Company, I will perform for the Company such duties as it may designate from time to time and will devote my full time and best efforts to the business of the Company and will not, without the prior written approval of (i) an officer of the Company if I am not an executive officer of the Company or (ii) the Board of Directors of the Company if I am an executive officer of the Company, (a) engage in any other professional employment or consulting, or (b) directly or indirectly participate in or assist any business which is a current or potential supplier, customer, or competitor of the Company.

         2. THORATEC'S BUSINESS

                  The general line of business of the Company includes but is not limited to:

                  (i) development, manufacture and sale of (1) medical equipment, devices, apparatus and instrumentation;
                           (2) specialty polymer and chemicals and configured polymer parts; and (3) high performance textiles and textile products;

                  (ii)     all equipment and items related to the above; and

                  (iii) all matters which are recorded in the Company's records and notebooks.

         3. CONFIDENTIALITY OBLIGATION

                  I will hold all Thoratec Confidential Information in confidence and will not disclose, use, copy, publish, summarize, or remove from Thoratec's premises any Confidential Information, except (a) as necessary to carry out my assigned responsibilities as a Thoratec employee, and (b) after termination of my employment, only as specifically authorized in writing by an officer of Thoratec. "Confidential Information" is all information related to any aspect of Thoratec's business which is either information not known by actual or potential competitors of the Company or is proprietary information of the Company, whether of a technical nature or otherwise. Confidential Information includes computer programs, computer source code, inventions, discoveries, ideas, designs, circuits, schematics, formulas, algorithms, trade secrets,

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secret procedures, works of authorship, developmental or experimental work, processes, techniques, methods, improvements, know-how, data, financial information and forecasts product plans, marketing/ sales plans and strategies, and customer lists.

         4. INFORMATION OF OTHERS

                  I will safeguard and keep confidential the proprietary information of customers, vendors, consultants, and other parties with which Thoratec does business to the same extent as if it were Thoratec Confidential Information. I will not, during my employment with the Company or otherwise, use or disclose to the Company any confidential, trade secret, or other proprietary information or material of any previous employer or other person, and I will not bring onto the Company's premises any unpublished document or any other property belonging to any former employer without the written consent of that former employer.

         5. THORATEC PROPERTY

                  All papers, records, data, notes, drawings, files, documents, samples, devices, products, equipment, and other materials, including copies, relating to Thoratec's business that I possess or create as a result of my employment with Thoratec, whether or not confidential, are the sole and exclusive property of Thoratec. In the event of the termination of my employment, I will promptly deliver all such materials to Thoratec and will sign and deliver to the Company the "Termination Certificate" attached hereto as Exhibit A.

         6. OWNERSHIP OF INVENTIONS

                  All computer programs, computer source code, inventions, ideas, designs, circuits, schematics, formulas, algorithms, trade secrets, works of authorship, developments, processes, techniques, improvements, and related know-how which result from work performed by me, alone or with others, on behalf of Thoratec or from access to Thoratec Confidential Information or property, whether or not patentable or copyrightable, (collectively "Inventions") shall be the property of Thoratec, and, to the extent permitted by law, shall be "works made for hire." I hereby assign and agree to assign to Thoratec or its designee, without further consideration, my entire right, title, and interest in and to all Inventions, other than those described in Paragraph 7 of this Agreement, including all rights to obtain, register, perfect, and enforce patents, copyrights, and other intellectual property protection for Inventions. I will disclose promptly and in writing to the individual designated by Thoratec or to my immediate supervisor all Inventions which I have made or reduced to practice. During my employment and for four years after, I will assist Thoratec (at its expense) to obtain and enforce patents, copyrights, and other forms of intellectual property protection on Inventions.

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         7. EXCLUDED INVENTIONS

                  Attached is a list of all inventions, improvements, and original works of authorship which I desire to exclude from this Agreement, each of which has been made or reduced to practice by me prior to my employment by Thoratec. If no list is attached to this Agreement, there are no inventions to be excluded at the time of my signing of this Agreement. I understand that this Agreement requires disclosure, but not assignment, of any invention that qualifies under Section 2870 of the California Labor Code, which reads:

         "Any provision in an employment agreement which provides that an employee shall assign or offer to assign any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

         (a) relate at the time of conception or reduction to practice of the invention to the employer's business or actual or demonstrably anticipated research or development of the employer; or

         (b) result from any work performed by the employee for the employer."

         8. PRIOR CONTRACTS

                  I represent that there are no other contracts to assign inventions that are now in existence between any other person or entity and me. I further represent that I have no other employments, consultancies, or undertakings which would restrict or impair my performance of this Agreement.

         9. NON-SOLICITATION

                  During the term of my employment by the Company, and for twelve (12) months thereafter, I shall not, directly or indirectly, without the prior written consent of the Company: (i) solicit or induce any employee of the Company to leave the employ of the Company; (ii) hire for any purpose any employee of the Company or any former employee who has left the employment of the Company within six months of the date of termination of such employee's employment with the Company; (iii) solicit or accept employment or be retained by any party who, at any time during the term of my employment, was a client, consultant, or joint venture partner of the Company if such entity is engaged in any activity, business or enterprise that is competitive with any significant part of the business conducted by the Company or its subsidiaries or affiliates at the time of the termination of my employment or as contemplated to be conducted by the Company at such time; or (iv) solicit or accept the business of any client of the Company, in any manner which is competitive (directly or indirectly) with the Company, its subsidiaries or affiliates or its joint venture partners.

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         10. AGREEMENTS WITH THE UNITED STATES GOVERNMENT AND OTHER THIRD
             PARTIES

                  I acknowledge that the Company from time to time may have agreements with other persons or with the United States Government or agencies thereof which impose obligations or restrictions on the Company regarding Inventions made during the course of work under such agreements or regarding the confidential nature of such work. I agree to be bound by all such obligations or restrictions and to take all action necessary to discharge the obligations of the Company thereunder.

         11. NO EMPLOYMENT AGREEMENT

                  I agree that unless specifically provided in another writing signed by me and an officer of the Company, my employment by the Company is not for a definite period of time. Rather, my employment relationship with the Company is one of employment at will and my continued employment is not obligatory by either myself or the Company.

         12. MISCELLANEOUS

                  12.1 Governing Law

                       This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, excluding those laws that direct the application of the laws of another jurisdiction.

                  12.2 Enforcement

                       If any provision of this Agreement shall be determined to be invalid or unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Agreement shall be deemed valid, and enforceable to the full extent possible.

                  12.3 Injunctive Relief; Consent to Jurisdiction

                       I acknowledge and agree that damages will not be an adequate remedy in the event of a breach of any of my obligations under this Agreement. I therefore agree that the Company shall be entitled (without limitation of any other rights or remedies otherwise available to the Company) to obtain, without posting bond, specific performance and preliminary and permanent injunction from any court of competent jurisdiction prohibiting the continuance or recurrence of any breach of this Agreement. I hereby submit my-self to the jurisdiction and venue of the courts of the State of California for purposes of any such action. I further agree that service upon me in any such action or proceeding may be made by first class mail, certified or registered, to my address as last appearing on the records of the Company.

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                  12.4 Arbitration

                       I further agree that the Company, at its option, may elect to submit any dispute or controversy arising out of this Agreement for final settlement by arbitration conducted in Alameda County or San Francisco County in accordance with the then existing rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators shall be specifically enforceable and may be entered in any court having jurisdiction thereof.

                 12.5 Attorneys' Fees

                        If any party seeks to enforce its rights under this Agreement, by legal proceedings or otherwise, the non-prevailing party shall pay all costs and expenses of the prevailing party.

                 12.6 Binding Effect; Waiver

                        This Agreement shall be binding upon and shall inure to the benefit of the successors, executors, administrators, heirs, representatives, and assigns of the parties. The waiver by the Company of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of the same or any other provision hereof.

                 12.7 Headings

                        The Section headings herein are intended for reference and shall not by themselves determine the construction or interpretation of this Agreement.

                 12.8 Entire Agreement; Modifications

                        This Employee Confidential Information and Inventions Agreement contains the entire agreement between the Company and the undersigned employee concerning the subject matter hereof and supersedes any and all prior and contemporaneous negotiations, correspondence, understandings, and agreements, whether oral or written, respecting that subject matter. All modifications to this Agreement must be in writing and signed by the party against whom enforcement of such modification is sought.

                  IN WITNESS WHEREOF, I have executed this document as of the 7th day of August, 2001.

                                    /s/ M. Wayne Boylston
                                    -------------------------------------
                                    Employee

RECEIPT ACKNOWLEDGED:

THORATEC CORPORATION

By:
   -----------------------

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

                                   SCHEDULE 7

                     (Excluded Inventions, Improvements, and
                          Original Works of Authorship)

                                         Identifying Number
Title                  Date             Or Brief Description
-----                  ----             --------------------

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        Thoratec Corporation 6035 Stoneridge Drive, Pleasanton, CA 94588
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

                                    EXHIBIT A

                              Thoratec Corporation

                            TERMINATION CERTIFICATION

         This is to certify that I do not have in my possession, nor have I failed to return, any papers, records, data, notes, drawings, files, documents, samples, devices, products, equipment, and other materials, including reproductions of any of the aforementioned items, belonging to Thoratec Corporation, its subsidiaries, affiliates, successors, or assigns (together, the "Company").

         I further certify that I have complied with all the terms of the Company's Confidential Information and Inventions Agreement signed by me, including the reporting of any inventions and original works of authorship (as defined therein) conceived or made by me (solely or jointly with others) covered by that agreement.

         I further agree that, in compliance with the Confidential Information and Inventions Agreement, I will hold in confidence and will not disclose, use, copy, publish, or summarize any Confidential Information (as defined in the Company's Confidential Information and Inventions Agreement) of the Company or of any of its customers, vendors, consultants, and other parties with which it does business.

Date: ___________________

                                               ______________________________
                                                    Employee's Signature

                                               ______________________________
                                                 Type/Print Employee's Name

California Labor Code Section 2870. Application of provision providing that employee shall assign or offer to assign rights in invention to employer.

(a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

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         (1)      Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer; or

         (2) Result from any work performed by the employee for the employer.

(b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.

Added Stats 1979 ch 1001 Section 1; Amended Stats 1986 ch 346 Section 1.

                                                                    HR-DEC-29-99

        Thoratec Corporation 6035 Stoneridge Drive, Pleasanton, CA 94588
               Tel 510-847-8600 Fax 510-847-8574 www.thoratec.com